SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.___)


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                        Medialink Worldwide Incorporated
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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/X/ No fee required.


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previously. Identify the previous filing by registration statement number, or
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

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 9, 2005

To Medialink Worldwide Incorporated Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 9, 2005 at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

      1. To elect three directors to serve for a three-year term expiring at the annual meeting in 2008 and until their successors are elected and qualified;

      2. To ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2005; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 22, 2005 will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

     Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

                                      By Order of the Board of Directors,


                                      J. GRAEME McWHIRTER
                                      Chief Financial Officer
                                      Executive Vice President and Secretary

Dated: April 29, 2005

                        MEDIALINK WORLDWIDE INCORPORATED
                                708 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 9, 2005

         This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 9, 2005, at 9:30 a.m., Eastern Standard Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

                                  INTRODUCTION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 9, 2005 at 9:30 a.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 29, 2005.

         At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors each to serve three year terms, expiring at the 2008 annual meeting; (2) the ratification of the Company's Independent Auditors; and
(3) such other business as may properly come before the Meeting and at any adjournments thereof.

         Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

         The Board of Directors has fixed April 22, 2005 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,014,239 shares of Common Stock, each such share being entitled to one vote on each matter properly brought before the Meeting. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

         The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of nine persons in three classes, one class consisting of three directors, one class consisting of two directors and one class consisting of four directors. The class whose term of office expires at the Meeting currently consists of three directors. The directors elected to this class, Harold Finelt, Donald Kimelman and Laurence Moskowitz, will serve for a term of three years, expiring at the 2008 annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees listed below are currently directors of the Company.

         Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the three nominees to serve for three-year terms expiring at the 2008 annual meeting, in each case until his successor is elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected.

         The Board of Directors Recommends a Vote FOR All Three Nominees.

Nominees for director for three-year term ending in 2008:

Name                                    Position with the Company or Principal Occupation                         Director From
----                                    -------------------------------------------------                         -------------
Harold Finelt.......................... Venture Partner of American Research & Development, a private venture         1987
                                        capital firm

Donald Kimelman........................ Director of Information Initiatives, The Pew Charitable Trusts                1987

Laurence Moskowitz..................... Chairman, President and Chief Executive Officer of the Company                1986

Continuing director for term ending upon the 2007 annual meeting of stockholders:

                                                                                                                   Served as
Name                                    Position with the Company or Principal Occupation                        Director From
----                                    -------------------------------------------------                        -------------

Bruce E. Bishop........................ Chief Financial Officer of Incepta Group plc's U.S operations                 2004

John M. Greening....................... Associate Professor and Director of the Advertising and Sales                 2003
                                        Sequence of the Graduate Program at The Medill School of
                                        Journalism at Northwestern University

Catherine Lugbauer..................... Founding Partner of Kelly & Lugbauer                                          2002

Theodore Wm. Tashlik................... Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm              1992


Continuing director for term ending upon the 2006 annual meeting of stockholders:


                                                                                                                   Served as
Name                                    Position with the Company or Principal Occupation                        Director From
----                                    -------------------------------------------------                        -------------

J. Graeme McWhirter.................... Executive Vice President, Chief Financial Officer and Secretary               1998

James J. O'Neill....................... Private Financial Consultant                                                  1994

Executive Officers and Directors

         All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the executive officers and directors of the Company as of April 22, 2005:

Name                                      Position

Laurence Moskowitz......................  Chairman of the Board, President and
                                               Chief Executive Officer

J.Graeme McWhirter......................  Executive Vice President, Chief
                                               Financial Officer, Secretary and
                                               Director

Victor Lee..............................  Senior Vice President, Strategic
                                               Planning and Development

William McCarren.......................   Vice President, President, U.S.
                                               Newswire Division

Bruce E. Bishop.........................  Director

Harold Finelt...........................  Director

John M. Greening........................  Director

Donald Kimelman.........................  Director

Catherine Lugbauer .....................  Director

James J. O'Neill........................  Director

Theodore Wm. Tashlik....................  Director

         Laurence Moskowitz, 53, the founder of Medialink, has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink. A former Ernst & Young "CEO of the Year", Mr. Moskowitz was voted one of the most influential public relations executives of the century by PR Week magazine.

         J. Graeme McWhirter, 49, a co-founder of Medialink, has served as a director of the Company since April 1998 and as Chief Financial Officer since 1986 and has been Executive Vice President since 1992. From 1984 to 1988, Mr. McWhirter was Executive Vice President and Chief Financial Officer of Commonwealth Realty Trust, a publicly quoted Real Estate Investment Trust. From 1976 to 1984, Mr. McWhirter was with KPMG LLP in London and Philadelphia as a manager.

         Victor Lee, 48, joined Medialink in March 2003 as Senior Vice President, Strategic Planning and Development with responsibility for developing corporate strategy across the Company's business lines and overseeing business development initiatives, including strategic alliances, acquisitions and joint ventures. From 2002 to 2005, he was also the Chief Operating Officer of U.S. Broadcast Services, responsible for television and radio broadcast operations in the United States. Prior to joining Medialink, Mr. Lee was the Director of Strategic Planning for Time Inc. Previously, Mr. Lee was a director in The Walt Disney Company's Capital Cities/ABC Multimedia Group and its Capital Cities Capital venture capital operation. He also has held management positions with PepsiCo, IBM, CIBC & Co. (formerly Oppenheimer & Co.) and UBS Warburg (formerly PaineWebber).

         William McCarren, 49, co-founded U.S. Newswire in 1986 and has served as President for 17 years. Mr. McCarren also serves as Vice President of Medialink. A 17-year member of the National Press Club, Mr. McCarren is a Vice Chairman of the NPC's Speakers Committee. From 1997 to 2000 Mr. McCarren served as the Chairman of the Press Club's Newsmaker Committee, where he organized and moderated hundreds of news conferences with world and national leaders. Prior to founding U.S. Newswire, Mr. McCarren worked for wire services in New York and Philadelphia. Early in his career, he was a press secretary for political campaigns.

         Bruce E. Bishop, 44, has served as a director of the Company since 2004. He has been Chief Financial Officer for Incepta Group plc's U.S. operations since 1998. During this time, he has been instrumental in developing an aggressive acquisition program to expand the U.S. operations of the Incepta Group. Additionally, he has spearheaded the integration of various business units within the Group and manages the financial affairs of the U.S. operations. He was Chief Operating Officer of Dewe Rogerson Inc. (currently part of Incepta Group plc). Prior to Dewe Rogerson, he spent five years as Chief Financial Officer at GCI Group, a top ten public relations company. Prior thereto he was a financial executive within the WPP Group, where he held a series of positions over a six-year period at various operating subsidiaries of the Group. He began his career with Price Waterhouse. He is a Certified Public Accountant and has an MBA from Fordham University.

         Harold Finelt, 44, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds. He was a managing general partner of Hospitality Technology Funds, L.P.

         John M. Greening, 53, has served as a director of the Company since November 1, 2003. He is a former executive vice president of DDB Needham, a unit of DDB, one of the world's leading advertising agency networks and a branded network of Omnicom Group (NYSE: OMC). While at DDB Needham, he held various executive positions. He is currently an associate professor and director of the advertising and sales promotion sequence of the graduate program at The Medill School of Journalism at Northwestern University.

         Donald Kimelman, 58, has served as a director of the Company since 1987. In March 1997, Mr. Kimelman became the manager of the philanthropic Venture Fund of the Pew Charitable Trusts. He is currently the Trusts' Director of Information Initiatives. Mr. Kimelman was the Pennsylvania editor of the Philadelphia Inquirer since January 1996 to March 1997. Mr. Kimelman worked for the Annapolis Evening Capital and the Baltimore Sun prior to joining the Philadelphia Inquirer, where he had local, national, foreign and investigative assignments prior to becoming an editor. From 1981 to 1983, he was a national correspondent and from 1983 to 1987 he was Moscow bureau chief. Mr. Kimelman was deputy editor of the editorial page of the Philadelphia Inquirer from 1987 to 1993 and became foreign editor in August 1994.

         Catherine Lugbauer, 58, has served as a director of the Company since July, 2002. She is a founding partner of Kelly & Lugbauer, a consulting firm that helps corporate public relations functions improve their alignment with their organization's strategic goals. She was formerly global chief operating officer of Weber Shandwick, the world's largest public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG). Prior to becoming COO of Weber Shandwick, Ms. Lugbauer was executive vice-president at IPG's $1.5 billion Advanced Marketing Services group, responsible for acquisition and business development strategy. She also served as executive vice president/acquisitions and business development at Weber Public Relations Worldwide and executive of the Weber Group, the best-known first-generation technology public relations firms. She also has served as general manager of the New York office of Euro-RSCG's Creamer Dickson Basford. She is a founding member of the Council of Public Relations Firms, the trade association for the U.S. public relations industry, and served as its second chairman. She is an accredited member of PRSA, a past member of the Board of Directors of the Counselors Academy and former chair of PRSA's Honors and Awards Committee.

         James J. O'Neill, 67, has served as a director of the Company since 1994. He is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. From 1986 to 1995, he served as an officer and Senior Vice President of Rothschild Inc., the U.S. office of the Rothschild family. From 1973 to 1986, he was the Chief Executive Officer of the Committee of Publicly Owned companies and President of its Center for U.S. Capital Markets. Mr. O'Neill served as an officer of the American Stock Exchange from 1966 to 1973 and was previously employed by the U.S. Treasury Department, Comptroller of Currency. In addition, he has served as director of a number of not for profit corporations, including the Foreign Policy Association, the American Council of Young Political Leaders and the Fund for American Studies. He was honorably discharged as a Lieutenant Commander in the U.S. Naval Reserve.

         Theodore Wm. Tashlik, 65, has served as a director of the Company since 1992. Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters, for more than twenty-five years.

Directors' Compensation

         Directors receive cash compensation in the amount of $2,000 for their services for each regularly scheduled meeting attended, are reimbursed for expenses incurred in attending board meetings and receive a fee of $500 for attending other informational meetings. Audit Committee members receive a fee of $2,000 per meeting. In addition, each non-employee director is granted options to purchase 10,000 shares of Common Stock upon joining the Board and annual grants to purchase 3,000 shares of Common Stock under the Company's 1996 Directors Stock Option Plan.

Meetings of The Board of Directors and Committees

         During Fiscal Year 2004, the Board of Directors held 4 meetings and 2 telephonic meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors, and the committees on which the director served. The Company's non-management directors held 4 regularly scheduled, formal "executive" meetings, separate from management. These meetings occurred after the formal Board meetings.

Independence of Directors

         The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Harold Finelt, John M. Greening, Donald Kimelman, Catherine Lugbauer, James J. O'Neill and Bruce E. Bishop.

         The Board has four committees: the Audit Committee, the Stock Option Committee, the Compensation Committee and the Nominating Committee.

Committees

         Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee was comprised of Messrs. Bruce E. Bishop, Harold Finelt, Donald Kimelman and James J. O'Neill, and held 5 meetings during fiscal 2004. Mr. Kimelman no longer serves as a member of the Audit Committee. All of the members of the committee are "independent" as defined under rules promulgated by the National Association of Securities Dealers' listing standards. Mr. Harold Finelt is the Audit committee financial expert serving on the Audit Committee.

         Stock Option Committee. The Stock Option Committee is responsible for administering the Company's stock option plans. The Stock Option Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill and held 1 meeting during fiscal 2004.

         Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company's officers. The Compensation Committee is comprised of Messrs. Harold Finelt, Donald Kimelman and James J. O'Neill and held 2 meetings during fiscal 2004. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

         Nominating Committee. The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee's charter, a copy of which was attached to the Company's Proxy Statement dated April 28, 2004. Established in February 2004, the Nominating Committee is comprised of Ms. Catherine Lugbauer and Mr. Greening and held 2 meetings during fiscal 2005. Mr. Paul Sagan, a member of the Committee, resigned as a director effective February 14, 2005. They are non-management directors who are "independent" as defined under the rules promulgated by the National Association of Securities Dealers' listing standards. The Company will provide a copy of the Nominating Committee charter without charge to any stockholder who makes a written request to J. Graeme McWhirter, at the address of the Company set forth on the first page of this Proxy Statement.

         In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a publicly-traded company in today's global business environment; the individual's understanding of the Company's business and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and global business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

         In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company's secretary, J. Graeme McWhirter, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company's By-Laws set forth the procedures a stockholder must follow to nominate directors.

         It is proposed that three directors, two of whom are non-management directors, be re-elected to hold office until the 2008 Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

         The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission ("SEC") and the listing standards of The Nasdaq National Market, Inc. ("Nasdaq"). Sound corporate governance is essential to running the Company's business effectively and to maintaining the Company's reputation of integrity in the marketplace. A majority of the Company's Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set out by the SEC, the Nasdaq and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director.

Policies on Code of Ethics

         The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the "Code"). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

         Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

         The full text of the Code of Ethics for members of the Board of Directors, officers and employees is available to stockholders upon written request without charge. The request must be addressed to the attention of J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Communications with Directors

         A stockholder may communicate with the directors of the Company and the Company's Committees by sending an e-mail to IR@medialink.com. A stockholder may also write to any of the directors c/o Mary Buhay, Senior Vice President - Corporate Communications at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

         Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding common stock are required to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2004, all of its executive officers, directors and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Laurence Moskowitz, J. Graeme McWhirter, William McCarren, Victor Lee, Mark Weiner and Mary Buhay, each of whom was late in filing one report for one transaction.

Certain Relationships and Related Transactions

         Since the beginning of the Company's last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

         Laurence Moskowitz had a loan from the Company. The largest aggregate amount of indebtedness outstanding at any time during the Company's last fiscal year was $218,031 in January 2004. The loan was paid in full in February 2005. The rate of interest of the loan was the 30 Day LIBOR Rate (2.63% at December 31, 2004), plus 2.75% per annum.

         Tashlik, Kreutzer, Goldwyn & Crandell P.C. received $328,563 in legal fees and disbursements for services performed for the Company during the Company's fiscal year ended December 31, 2004. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company.

         The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

                            COMMON STOCK OWNERSHIP OF
                            CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

Stock Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 22, 2005 by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                                                             Shares of Common Stock
                                                                            Beneficially Owned as of
                                                                                April 22, 2005(1)

Executive Officers,                                                          Number of       Percent
of Directors and 5% Stockholders                                              Shares          Class

Laurence Moskowitz(2) ................................................        551,089           8.88%
c/o Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017

J. Graeme McWhirter(3) ...............................................        264,660           4.28%

Richard Frisch(4) ....................................................          2,148              *

Victor Lee(5) ........................................................         33,032              *

William McCarren(6) ..................................................         46,014              *

Bruce E. Bishop(7) ...................................................             --             --

Harold Finelt(8) .....................................................         98,624           1.63%

John M. Greening(9) ..................................................          4,333              *

Donald Kimelman(10) ..................................................         58,400              *

Catherine Lugbauer(11) ...............................................          9,667              *

James J. O'Neill(12) .................................................         27,400              *

Theodore Wm. Tashlik(13) .............................................         86,221           1.42%

All Named Executive Officers and Directors as a Group (12 Persons)(14)      1,181,588          18.06%

Others:

     FMR Corp
     82 Devonshire Street
     Boston, Massachusetts 02109 .....................................        567,100           9.42%

     AMH Equity LLC
     Leviticus Partners LP
     Parameter Partners LLC
     30 Park Avenue, Suite 12F
     New York, NY 10016 ..............................................        380,000           6.31%

     Infinity Capital Partners, L.P. .................................
     Infinity Capital, LLC
     Infinity Management, LLC
     Michael Feinsod
     767 Third Avenue, 16th Floor
     New York, NY 10017 ..............................................        379,600           6.30%


------------

      * Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes 180,900 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(Footnotes continued from previous page)

(3) Includes 159,294 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005. Also includes 21,000 shares owned by the McWhirter Family Associates LLC which may be deemed to be beneficially owned by Mr. McWhirter.

(4) Includes 2,148 shares of Common Stock held by Jake & Zach Media Holdings Group, Inc. Mr. Frisch, as sole shareholder of Jake & Zach Media Holdings Group, Inc., may be deemed to beneficially own all of such shares.

(5) Includes 32,032 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(6) Includes 13,650 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(7) Includes no shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(8) Includes 25,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(9) Includes 4,333 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(10) Includes 35,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(11) Includes 9,667 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(12) Includes 25,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(13) Includes 35,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

(14) Includes 521,476 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 22, 2005.

Executive Compensation

      The following table shows the compensation paid for the years ended December 31, 2004, 2003 and 2002 to (i) the Chief Executive Officer; (ii) the Company's three other most highly compensated individuals who were serving as officers on December 31, 2004 and whose salary plus bonus exceeded $100,000 for the year ended December 31, 2004 and (iii) one additional highly compensated individual who was not serving as an executive officer at the end of December 31, 2004 (collectively, the "Named Executive Officers").

                                            Summary Compensation Table

                                                                              Long-Term
                                                                             Compensation
                                                   Annual Compensation          Awards
                                                   -------------------          ------

                                                                             Securities
                                                                             Underlying
Name and Principal                                                             Options/        All Other
Position                                   Year  Salary ($)(1) Bonus ($)(1)     SARs(#)     Compensation($)
--------                                   ----   ----------   ------------     -------     ---------------
Laurence Moskowitz                         2004   $  334,565   $       --       15,000   $       --
Chairman of the Board                      2003      328,484       51,604           --           --
President and Chief,                       2002      334,359           --       20,000           --
Executive Officer

J. Graeme McWhirter                        2004      281,605           --       15,000           --
Executive Vice President,                  2003      296,695       49,629           --           --
Chief Financial Officer and                2002      301,830           --       18,000           --
Secretary

Richard Frisch(3)                          2004      181,250           --           --           --
Senior Vice President, President           2003      525,000      163,944           --           --
of Medialink Strategic Consultants         2002      424,490      168,495(2)     8,000           --

Mark Weiner(4)                             2004      170,000           --       10,000           --
Executive Vice President and               2003      170,000       15,000           --           --
Chief Executive of Delahaye                2002      160,000           --       10,000           --

Victor Lee                                 2004      213,200           --       10,000           --
Senior Vice President,                     2003      198,333       96,000           --           --
President of U.S. Broadcast                2002      205,000       30,000       10,000           --



(1) All figures are rounded down to the nearest whole dollar. Such figures reflect bonuses paid in 2004, 2003 and 2002 for prior calendar year's performance.

(2)   Includes sales commissions of $6,941 in 2002.

(3)   Mr. Frisch's employment with the Company was terminated in June 2004.

(4) Mr. Weiner's employment with the Company was terminated in December 2004 in connection with the sale of the Company's Delahaye division.

Stock Options Granted to Certain Executive Officers During the Last Fiscal Year

        The following table sets forth certain information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2004 under the Company's Amended and Restated Stock Option Plan (the "Plan"). No stock appreciation rights were granted to these individuals during such year.



                                        Options Grants in Last Fiscal Year
                                                    Individual Grants                              Potential Realizable Value at
                                                                                                   Assumed Annual Rates of Stock
                                                                                                Price Appreciation for Option Term

                               Number of         Percent of
                              Securities       Total Options
                              Underlying         Granted to
          Name              Options Granted     Employees in     Exercise Price    Expiration
                                (#) (1)          Fiscal Year         ($/Sh)           Date            5% ($)           10%($)(2)
       ----------           ---------------     -----------      --------------    ----------       ----------        ----------
Laurence Moskowitz                  15,000             7.62%             $2.70        9/7/14           25,470             64,547
J. Graeme McWhirter                 15,000             7.62%             $2.70        9/7/14           25,470             64,547
Richard Frisch                          --                --                --            --               --                 --
Mark Weiner                         10,000             5.08%             $2.70        9/7/14           16,980             43,031
Victor Lee                          10,000             5.08%             $2.70        9/7/14           16,980             43,031


----------------------

(1) Options granted in fiscal year 2004 are scheduled to vest and become exercisable in yearly increments of 20% beginning with the date of the grant with full vesting occurring in four years. Options expire ten years after grant under the terms of the Company's Plan.

(2) Amount reflects the potential realizable value at assumed annual rate of appreciation for the option term based on a market value of underlying shares of common stock on the date of grant less the exercise price.


Option Exercises and Fiscal Year-End Values

         The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 2004 with respect to each of the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                              Number of Securities        Value of Unexercised
                                  Shares         Value        Underlying Unexercised      In-The-Money
                                Acquired on      Realized     Options/SARs At Fiscal      Options/SARs At
Name                            Exercise(#)    ($)(1)           Year-End(#)               Fiscal Year-End($)(2)
----                            -----------    ------           -----------               ---------------------

                                                            Exercisable Unexercisable    Exercisable  Unexercisable
                                                            ----------- -------------    -----------  -------------
Laurence Moskowitz                  --            --          171,500       25,400         $16,620      $17,260
J. Graeme McWhirter                 --            --          151,094       23,800          15,005       16,423
Richard Frisch                      --            --               --           --              --           --
Mark Weiner                         --            --               --           --              --           --
Victor Lee                          --            --           30,032       13,133          15,156        9,704

--------------
(1) Difference between the fair market value of the Common Stock purchased and the exercise price on the date of exercise.

(2) Difference between the fair market value of the underlying common stock ($3.48 per share) and the exercise price for in-the-money options on December 31, 2004.

Equity Compensation Plan Information

         The following table summarizes our equity compensation plan information as of December 31, 2004. Information is included for both equity compensation plans approved by Medialink stockowners and equity compensation plans not approved by Medialink stockholders.


                                                                                            Common shares available
                                Common shares to be issued    Weighted-average exercise    for future issuance under
                                     upon exercise of           price of outstanding       equity compensation plans
                                   outstanding options,           options, warrants          [excluding securities
        Plan Category             warrants and rights(1)            and rights(2)          reflected in column (a)]
        -------------             ----------------------            -------------          ------------------------
                                            (a)                          (b)                          (c)
Equity compensation plans
      approved by Medialink
      stockholders                     1,307,189(3)                     $5.10                      282,572(4)
Equity compensation plans
      not approved by                         --                           --                           --
      Medialink stockholders

      Totals:                          1,307,189 (3)                    $5.10                      282,572 (4)
                                       ==========                       =====                      ========

---------------

(1) This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards.

(2) This column does not reflect the price of shares underlying the assumed options referred to in footnote (1) of this table.

(3) Includes options to purchase shares outstanding under Medialink's Amended and Restated Stock Plan and Medialink's 1996 Directors Stock Option Plan.

(4) Includes shares available for future issuance under the Medialink's Amended and Restated Stock Plan and Medialink's 1996 Directors Stock Option Plan.


Employment Contracts

         The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of August 28, 2001. Mr. Moskowitz's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $310,000 ($335,000 at December 31, 2004), subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. Moskowitz is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $700 per month. The employment agreement also contains covenants prohibiting Mr. Moskowitz from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Moskowitz's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Moskowitz's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Moskowitz is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow Mr. Moskowitz to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, provide outplacement services for up to 12 months and forgive the repayment of any and all loans made to Mr. Moskowitz; provided, however, that such loan forgiveness shall only be required in the event that such change in control was not approved in advance by a majority of continuing directors (as such term is defined in the employment agreement). In addition, in the event that the payments to Mr. Moskowitz upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

         The Company has entered into an amended and restated employment agreement with J. Graeme McWhirter dated as of August 28, 2001. Mr. McWhirter's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $280,000 ($302,820 at December 31, 2004), subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Compensation Committee. Mr. McWhirter is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company and an automobile allowance of $600 per month. The employment agreement also contains covenants prohibiting Mr. McWhirter from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. McWhirter's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. McWhirter's employment agreement provides that if within 24 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. McWhirter is terminated or resigns he is entitled to a lump sum amount equal to three times his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. The Company must also continue to allow Mr. McWhirter to participate in all health and disability plans for 12 months, continue to pay his automobile allowance for up to 3 years, and provide outplacement services for up to 12 months. In addition, in the event that the payments to Mr. McWhirter upon a change of control are subject to an excise tax, the Company shall be obligated to pay an amount equal to such excise tax and any associated interest and penalties.

         During 2004, Messrs. Moskowitz and McWhirter voluntarily reduced their contractual salaries by $37,500 and $45,615, respectively. They also waived certain insurance premium payments that the Company was contractually obligated to make to avoid a possible conflict with the Sarbanes-Oxley Act of 2002. In lieu of the premium payments, the Company granted each of Messrs. Moskowitz and McWhirter a bonus of $44,000 and $28,000, respectively, which was paid in 2005. In addition, in 2005, Messrs. Moskowitz and McWhirter received a bonus of $63,000 and $87,000, respectively, which was identical to the cash surrender value of the life insurance policies which were cancelled. The bonuses were accrued in the Company's 2004 fiscal year.

         During 2004, the Company completed a $5 million redeemable subordinated convertible debentures and warrants placement to institutional investors. The Company also sold its Delahaye division for $8 million. In recognition of the efforts of Messrs. Moskowitz and McWhirter in successfully completing this financing and divestiture, as well as completing other tactical improvements in the operations of the Company's business, the Company granted them bonuses of $200,000 and $150,000, respectively, in 2005. Also as a result of these transactions, the Company granted Messrs. Moskowitz and McWhirter bonuses of $37,500 and $45,615, respectively.

         In June 2004, the Company entered into a separation agreement and general release of claims with Richard Frisch, pursuant to which Mr. Frisch resigned from the Company, and the Company's amended and restated employment agreement with Mr. Frisch terminated effective on the close of business on June, 30, 2004. Pursuant to the amended and restated employment agreement, Mr. Frisch was entitled to receive an annual base salary based on the pre-tax net income of the Medialink Strategic Consultants Division of the Company; provided that he would receive no less than $250,000 (subject to certain adjustments) for any calendar year. Mr. Frisch was also entitled to participate in the executive bonus pool as well as in all health, pension, profit sharing, and other benefits, if any, generally provided to employees of the Company. Mr. Frisch also received an automobile allowance, including car insurance and maintenance, of up to $1,600 per month and reimbursement for the cost of his business telephone and facsimile lines. The employment agreement also contains covenants prohibiting Mr. Frisch from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Frisch's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Frisch's employment agreement provided that if within 24 months following a change in control of the Company, which change in control was not approved in advance by a majority of continuing directors of the Company (as such terms are defined in the employment agreement), Mr. Frisch was terminated or resigned for good reason, he was entitled to a lump sum amount equal to his annual salary and plan bonus for the immediately preceding calendar year.

         The Company's employment agreement with Mark Weiner dated as of February 14, 2001 was terminated on December 31, 2004 in connection with the sale of the Company's Delahaye division. Mr. Weiner's agreement provided for any annual base salary of $160,000 subject to consumer price index increases, plus a bonus to be awarded based on Delahaye Medialink's financial performance. Mr. Weiner was also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting Mr. Weiner from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Weiner's employment agreement for certain periods based on the reasons for such termination. In connection with the sale of the Company's Delahaye business unit to Observer N.A., Mr. Weiner was awarded a one-time bonus of $80,000, the vesting of all of Mr. Weiner's owned but unexercised employee stock options and a guarantee of severance benefits for a period of twelve months from the closing of the Delahaye transaction in the event Mr. Weiner's employment is terminated by Observer N.A. other than for cause during such twelve month period and upon certain other conditions.

         The Company entered into an employment agreement with Victor Lee dated as of March 19, 2001. Mr. Lee's employment agreement, which is automatically renewed every December 31 unless either party gives written notice of termination within 180 days prior to the end of a calendar year, provides for an annual base salary of $200,000 subject to consumer price index increases, plus a bonus to be awarded annually at the discretion of the Chief Executive Officer and the Compensation Committee. Mr. Lee is also entitled to participate in all health, pension, profit sharing and other benefits, if any, generally provided to employees of the Company. The employment agreement also contains covenants prohibiting Mr. Lee from improperly disclosing confidential information of the Company to others and from competing with, hiring employees of, or soliciting clients of, the Company. These restrictions survive termination of Mr. Lee's employment agreement for certain periods based on the reasons for such termination. In addition, Mr. Lee's employment agreement provides that if within 6 months following a change in control of the Company (as such term is defined in the employment agreement), Mr. Lee is terminated or resigns, he is entitled to a lump sum amount equal to his annual salary for the calendar year in which such termination occurs, plus the bonus for the immediately preceding calendar year and any deferred compensation for such prior year. Mr. Lee's employment agreement also provides that he be indemnified to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the By-Laws of the Company.

         The Company may terminate the employment of the executive officers upon the death or extended disability of the executive officer or for cause (as defined). If the employment of an executive officer is terminated by the Company without cause or by the executive officer within one hundred and eighty (180) days prior to the end of the calendar year, the employment agreements require the Company to continue to pay the executive officer's salary for a period of twelve months from the date of termination of employment, notwithstanding that the balance of the term may be less than twelve months and the executive officer is entitled to continue to participate in the Company's hospitalization, group health benefits and disability plans.

                 REPORT OF THE MEDIALINK WORLDWIDE INCORPORATED
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

         The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

         The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of three non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended December 31, 2004 as they affected the executive officers of the Company.

Compensation Philosophy

         The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

         In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

         The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's Stock Option Committee which is comprised of three non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

         The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Corporate Performance to Executive Compensation

         The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new services, improving quality of services, marketing strategies and general performance of individual job responsibilities and other factors. In addition, in determining executive compensation the Committee also considers the contribution of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

         Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with the other members of the Board and, for all of the executives other than Mr. Moskowitz, after discussions with Mr. Moskowitz.

Compensation of Chief Executive Officer

         In addition to the factors mentioned above, the Committee's general approach in setting Mr. Moskowitz's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Moskowitz's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

                                           Presented by the members of the
                                           Compensation Committee:


                                           Harold Finelt
                                           Donald Kimelman
                                           James J. O'Neill

                             AUDIT COMMITTEE REPORT

         The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

         The Audit Committee of the Board of Directors (the "Committee") is comprised of three independent directors. The responsibilities of the Committee are set forth in its written charter (the "Charter"). The Board of Directors adopted an amended charter of the Audit Committee, which was attached to the Company's Proxy Statement dated April 28, 2004.

         The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent auditors, internal auditors and management of the Company to review accounting, auditing, internal controls and financial reporting matters, compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and the independent accountants.

         During fiscal year 2004 this Committee met 5 times, 1 time in person and 4 times by telephonic communication prior to the release of quarterly earnings information. The Company's senior financial management and independent auditors were in attendance at all such meetings. At each such meeting held in person, this Committee conducted a private session with the independent auditors, without the presence of management.

         The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

         The Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2004, included in the Company's 2004 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

         In discharging the Committee's oversight responsibility for the audit process, we have discussed with KPMG LLP ("KMPG"), the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). SAS 61 requires the Company's Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

         The Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Standards Board Standard No. 1, Independence Discussion with Audit Committees) with respect to any relationship between KPMG and the Company which in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

         Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent auditors be included in the Company's 2004 Annual Report to Stockholders, and that such financial statements for fiscal 2004 also be included in the Company's Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2005, and the Board has concurred in such recommendation.

         As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and
(ii) the report of the Company's independent auditors with respect to such financial statements.

         Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

                                Presented by the members of the Audit Committee:
                                Bruce E. Bishop
                                Harold Finelt
                                James J. O'Neill

Audit Committee Financial Expert

      Medialink's Board of Directors has determined that Medialink has one Independent Audit Committee financial expert serving on its Audit Committee. That person is Mr. Harold Finelt.

Performance Graph

      The information contained in this Performance Graph shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Medialink specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

      The following line graph compares the sixty month percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Composite, the Standard & Poors 500 Composite and Nasdaq Telecomm, a peer group index for the period commencing December 31, 1999 and ending December 31, 2004. The peer group consists of 189 companies engaged in the communications industry and includes Metro Networks, Inc., United Video Satellite Group, Inc. and Panamsat Corp. The graph assumes that $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                         COMPARE CUMULATIVE TOTAL RETURN
                       AMONG MEDIALINK, NASDAQ COMPOSITE,
                     NASDAQ TELECOMM AND S & P 500 COMP-LTD.

SOURCE: NASDAQ

     Company Name                Dec-99      Dec-00       Dec-01      Dec-02      Dec-03       Dec-04
     ------------                ------      ------       ------      ------      ------       ------
MEDIALINK WORLDWIDE INC          100.00       54.26        32.42       40.93       40.81        43.16
S&P 500 COMP-LTD                 100.00       89.86        78.14       59.88       75.68        82.49
NASDAQ INDEX COMPOSITE           100.00       60.71        47.93       32.82       49.23        53.46
NASDAQ TELECOM                   100.00       45.64        23.30       10.71       18.08        19.52

                   Assumes $100 invested on December 31, 1999.
    Assumes dividend reinvested for the sixty months ended December 31, 2004.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

         The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's Independent Auditors for the fiscal year ending December 31, 2005.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

         KPMG LLP has audited the Company's financial statements annually since fiscal 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Auditor Fees

         For 2003 and 2004, the approximate fees billed for services provided by KPMG LLP were as follows:

                            2003         2004
                         ----------   ----------

Audit Fees(1)            $  260,000   $  265,000
Audit-Related Fees (2)       10,000       10,500
Tax Fees                          0            0
All Other Fees                    0            0
----------------------   ----------   ----------
Total                    $  270,000   $  275,500


(1) Fees billed by the Company's Independent Auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in its Annual Report on Form 10-K for the fiscal years ended December 31, 2004 and 2003, and (ii) the review of the Company's quarterly financial statements set forth in its Quarterly Reports on Form 10-Q for each of its fiscal quarters in such years.

(2) Fees billed by the Company's Independent Auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and in connection with the Company's filings of Forms S-3 and S-8, which are not reported in Audit Fees.

Tax Fees

         There were no fees billed in each of the Company's last two fiscal years for professional services rendered by the Company's Independent Auditors for tax compliance, tax advice or tax planning.

Financial Information Systems Design and Implementation Fees

         The Company did not engage its Independent Auditors to provide any professional services in connection with (i) operating or supervising the operation of, its information system or managing its local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole.

All Other Fees

         There were no fees billed to the Company for other services rendered by the Independent Auditors for the Company's last two fiscal years.

         The Audit Committee has advised the Company that it has approved all of the services described in the sections Audit Related Fees, Tax Fees and Other Fees, and it has determined that the non-audit services rendered by its Independent Auditors during its most recent fiscal year are compatible with maintaining their independence.

Pre-Approval Policies

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

         During the year, circumstances may arise when it may become necessary to engage Independent Auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Auditors. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

         All fiscal year 2004 audit and non-audit services provided by the Independent Auditors were pre-approved.

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company's Independent Auditors for the fiscal year ending December 31, 2005.

OTHER BUSINESS

         The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

         Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

         With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

No Incorporation by Reference

         In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

         This proxy statement is sent to you as part of the proxy materials for the 2005 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

                        2006 PROPOSALS FOR ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

         Under the rules of the SEC, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2006 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 22, 2005, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. The proposal should be sent to J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this proxy statement. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2006 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. The Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company's 2006 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2005 Annual Meeting or December 30, 2005 to January 28, 2006. Shareholders may request a copy of the Bylaws from J. Graeme McWhirter, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Annual Report

         The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2004 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF J. GRAEME MCWHIRTER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

                                              By Order of the Board of Directors
                                              MEDIALINK WORLDWIDE INCORPORATED

                                              J. Graeme McWhirter
                                              Secretary
Dated: April 29, 2005

                        MEDIALINK WORLDWIDE INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        MEDIALINK WORLDWIDE INCORPORATED
           IN CONNECTION WITH ITS 2005 ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 9, 2005

The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and J. Graeme McWhirter or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2005 annual meeting of stockholders of the Company to be held on June 9, 2005, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

                         (Continued on the reverse side)


                           /\ FOLD AND DETACH HERE /\

                        MEDIALINK WORLDWIDE INCORPORATED

                                 Annual Meeting
                                       of
                                  Stockholders

                              Thursday-June 9, 2005
                                    9:30 A.M.
                        Medialink Worldwide Incorporated
                                708 Third Avenue
                            New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

                                                  Please mark your votes as /X/
                                                  indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 Harold Finelt, 02 Donald Kimelman, and 03 Laurence Moskowitz as a director of the Company to serve three-year terms until the Company's 2008 Annual Meeting of Stockholders.

             FOR all nominees listed              WITHHOLD AUTHORITY to
              above (except as marked             vote for all nominees
                  to the contrary)                      listed above

                        / /                                / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

                         FOR                AGAINST                 ABSTAIN

                        / /                   / /                    / /

3. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated:____________________________________________________________________, 2005

                                   (Signature)

                                   (Signature)

                               (Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)


                           /\ FOLD AND DETACH HERE /\